SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  July 29, 2004


                              KANSAS CITY SOUTHERN
               (Exact name of company as specified in its charter)


           DELAWARE                  1-4717                    44-0663509
 (State or other jurisdiction    (Commission file            (IRS Employer
        of incorporation)              number)           Identification Number)

                427 West 12th Street, Kansas City, Missouri 64105
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                Company's telephone number, including area code:
                                (816) 983 - 1303


                                 Not Applicable
          (Former name or former address if changed since last report)

Item 7.     Financial Statements and Exhibits

(c) Exhibits

            Exhibit No.                    Document
            (99)                           Additional Exhibits

             99.1 Press Release issued by Kansas City Southern dated July 29, 2004 entitled, "Kansas City Southern Posts Strong Second Quarter & Year to Date Results," is attached hereto as
                                           Exhibit 99.1



Item 12.  Results of Operations and Financial Condition.

Kansas City Southern ("KCS" or "Company") is furnishing under Item 12 of this Current Report on Form 8-K the information included as Exhibit 99.1 of this report. Exhibit 99.1 is the Company's press release, dated July 29, 2004, announcing KCS's second quarter earnings and operating results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Kansas City Southern


Date: July 30, 2004            By:           /s/ Ronald G. Russ
                                  -------------------------------------------
                                                 Ronald G. Russ
                            Executive Vice President and Chief Financial Officer

EXHIBIT 99.1


     Date:                 July 29, 2004

     Media Contact:        William H. Galligan             Phone:  816/983-1551
                               william.h.galligan@kcsr.com

                        Kansas City Southern Posts Strong
                      Second Quarter & Year-to-Date Results

Kansas City Southern (KCS or Company) (NYSE:KSU) reported consolidated net income of $ 9.2 million, or $0.11 per diluted share, for the second quarter of 2004, compared to a net loss of $0.5 million, or ($0.03) per diluted share for the second quarter of 2003. The results were driven by The Kansas City Southern Railway Company's (KCSR) and Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V.'s (Grupo TFM) improved operating and financial results.

KCS reported consolidated net income of $12.6 million, or $0.13 per diluted share, for the 6 months ended June 30, 2004. This compares to $4.2 million, or $0.05 per diluted share, in 2003, exclusive of a one-time $8.9 million benefit related to the cumulative effect of a required change in accounting (Statement of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations," SFAS 143) that was recorded in the first quarter of 2003.


Second Quarter

Second quarter revenues for KCSR were $152.9 million, an increase of $8.3 million (5.7%) over second quarter 2003. Four of KCSR's five commodity groups posted substantial quarter-over-quarter revenue increases. Overall yields also increased, led by Agriculture & Minerals which posted a 6.2% yield gain.

KCSR revenues from Chemical & Petroleum products increased by $3.2 million (10.3%) in the second quarter of 2004 over comparable 2003, led by strong growth in petroleum products and industrial gases. Agriculture & Minerals continued to be a consistently strong revenue producer with a quarter-over-quarter increase of $2.8 million (10.2%) driven by strong export and domestic grain volumes. Intermodal & Automotive second quarter 2004 revenues grew by $1.6 million (10.8%) over the comparable 2003 period due to significant growth in intermodal volumes and increases in intermodal haulage business. Second quarter 2004 coal revenues grew $1.2 million (5.3%) over second quarter 2003 due to increased volumes. Strong increases in lumber and paper traffic were offset by reduced military shipments and log and chip volumes, resulting in a very slight quarter-over-quarter decline (0.4%) in the Paper & Forest products group, the only group not to show a substantial gain.

Second quarter 2004 KCSR costs and expenses increased by $4.1 million over second quarter 2003. Lower equipment costs ($ 3.8 million), depreciation ($3.0 million), and material and supplies ($0.8 million) were more than offset by increases in compensation costs ($4.4 million), from price pressure on fuel ($3.0 million), and from casualties and insurance ($2.6 million).

KCSR's 2004 second quarter operating income was $23.1 million, compared to $18.9 million the previous year, a $4.2 million, or 22%, quarter-over-quarter increase. KCSR's operating ratio for the second quarter of 2004 improved by two points, to 84.9% from second quarter 2003.

Grupo TFM's second quarter 2004 revenues were $184.9 million, a 4.7% increase over second quarter 2003. Costs and expenses in second quarter 2004 were $148.2 million, $4.4 million higher than in 2003, which included higher locomotive fuel costs of $3.8 million. Operating income increased 12% to $36.8 million from $32.8 million. Equity earnings from Grupo TFM, the parent company of TFM which operates the primary rail corridor between Mexico City and the United States, increased $5.2 million to $2.9 million from second quarter 2003. Grupo TFM's operating ratio improved to 80.1% in the second quarter 2004 versus 81.4% in the prior year. The Company reports its equity in Grupo TFM under U.S. GAAP, while Grupo TFM reports under International Financial Reporting Standards (IFRS).


Year-to-Date

Year-to-date 2004 revenues for KCSR increased $16.5 million (5.8%) to $299.9 million from 2003. KCSR's year-to-date 2004 costs and expenses decreased $1.8 million compared to 2003, driven by $6.1 million in lower depreciation expense and $4.8 million in lower equipment costs, partially offset by $4.6 million in increased compensation costs and $5.1 million in higher fuel costs.

KCSR's 2004 year-to-date operating income was $46.6 million, or a 65% increase ($18.3 million), compared to $28.3 million in 2003. KCSR's year-to-date operating ratio improved more than 5 1/2 points to 84.4% from 90.0% for the corresponding 2003 period.

The Company's equity earnings from Grupo TFM for the six-month period ended June 30, 2004, decreased slightly ($0.4 million) despite TFM's improved operating performance, due principally to reduced deferred tax benefits net of current tax provisions (calculated under U.S. GAAP), and a less favorable period-over-period exchange rate due to a 5.2% devaluation of the Mexican peso versus the U.S. dollar. These factors more than offset a 2.9% increase in Grupo TFM's operating income, driven by a $7.3 million increase in revenues year-over-year. Grupo TFM's operating ratio improved to 81.1% in the first half of 2004 versus 81.3% in the first half of 2003.

Comments from the Chairman

Michael R. Haverty, KCS's Chairman, President and Chief Executive Officer stated, "KCSR has now had five consecutive quarters of positive quarter-over-quarter revenue growth comparisons. During that time, KCSR has significantly improved its operating metrics and customer service. There are still more opportunities at KCSR to increase revenues throughout the remainder of this year, and there are areas in which further reduction in costs will be targeted.

It has now been two full years since MCS, KCSR's computer operating platform, was installed. The results have been exceptional in providing a powerful tool to more efficiently handle every aspect of the transportation service plan. During the second quarter 2004, MCS was installed on the Texas Mexican Railway (Tex-Mex), providing greater operational integration of KCSR and Tex-Mex. Over the last 18 months, KCSR has reduced its equipment costs by approximately $16 million.

"The increase in Grupo TFM's revenues in the second quarter was encouraging. Cross border traffic interchange volumes and revenues between Grupo TFM and KCSR continue to increase, which speaks to the growing cooperation of the railroads as well as a strengthening North American economy. Like KCSR, Grupo TFM is committed to growing its top line and keeping its operating expenses under control.

"As KCSR moves into the peak transport season in North America, it is positioned to handle increased volume and maintain high levels of customer service. We believe TFM is, as well. The Company looks forward to an even stronger second half."

KCS is comprised of, among others, The Kansas City Southern Railway Company ("KCSR") and equity investments in Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (Grupo TFM), Southern Capital Corporation ("Southern Capital") and Panama Canal Railway Company ("PCRC").

This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in the "Risk Factors" and the "Cautionary Information" sections of the Company's Form 10-K for the year-ended December 31, 2003 filed by the Company with the Securities and Exchange Commission ("SEC") (Commission file no. 1-4717). The Company will not update any forward-looking statements in this press release to reflect future events or developments.


Financial information attached



                                                KANSAS CITY SOUTHERN
                                          CONSOLIDATED STATEMENTS OF INCOME
                                    (dollars in millions, except per share data)
                                                     (Unaudited)

                                                                            Three Months                          Six Months
                                                                           Ended June 30,                       Ended June 30,
                                                                     ---------------------------       -----------------------------
                                                                        2004            2003               2004             2003
                                                                     ----------     -----------        ------------     ------------

Revenues                                                             $   153.9      $    146.3         $     301.7      $     286.5

Costs and expenses
Compensation and benefits                                                 52.2            47.5               103.0             98.0
Purchased services                                                        15.4            15.2                31.0             30.3
Fuel                                                                      14.6            11.3                29.4             24.1
Equipment costs                                                           11.6            15.4                24.6             29.4
Depreciation and amortization                                             13.1            16.0                25.9             31.9
Casualties and insurance                                                  10.9             8.4                16.6             16.5
Other leases                                                               3.0             2.3                 5.7              4.8
Other                                                                     13.6            16.0                28.6             30.5
                                                                     ----------     -----------        ------------     ------------
Total costs and expenses                                                 134.4           132.1               264.8            265.5

Operating income                                                          19.5            14.2                36.9             21.0

Equity in net earnings (losses) of unconsolidated affiliates:
    Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (preliminary)  2.9            (2.3)                4.2              4.6
    Other                                                                  0.3            (0.2)                0.4             (0.1)

Interest expense                                                         (10.9)          (11.7)              (21.7)           (23.2)
Debt retirement costs                                                       -               -                 (4.2)              -
Other income                                                               1.7             1.5                 3.2              2.8
                                                                    ------------    -----------        ------------     ------------
Income before income taxes and
    Cumulative effect of accounting change                                13.5             1.5                18.8              5.1

Income tax provision                                                       4.3             2.0                 6.2              0.9
                                                                    ------------    -----------        ------------     ------------

Income (loss) before cumulative effect of accounting change                9.2            (0.5)               12.6              4.2
Cumulative effect of accounting change, net of income taxes                 -               -                   -               8.9
                                                                    ------------    -----------        ------------     ------------
Net income (loss)                                                   $      9.2      $     (0.5)        $      12.6      $      13.1

Preferred stock dividends                                                  2.2             1.3                 4.4              1.4
                                                                    ------------    -----------        ------------     ------------
Net income (loss) available to Common shareholders                  $      7.0      $     (1.8)        $       8.2      $      11.7
                                                                    ============    ===========        ============     ============

Per Share Data:
------------------------------------------------------------------------------------------------------------------------------------

Basic Weighted Average Common shares outstanding (in thousands)         62,655          61,649              62,570           61,525
Basic earnings per Common share
       Income before cumulative effect of accounting change         $     0.11      $    (0.03)        $      0.13      $      0.05
       Cumulative effect of accounting change                              -               -                   -               0.14
                                                                    ------------    -----------        ------------     ------------
Net income                                                          $     0.11      $    (0.03)        $      0.13      $      0.19
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

Diluted Weighted Average Common shares outstanding (in thousands)       63,830          61,649              63,812           62,922
Diluted earnings per Common share
       Income before cumulative effect of accounting change         $     0.11      $    (0.03)        $      0.13      $      0.05
       Cumulative effect of accounting change                              -               -                   -               0.14
                                                                    ------------    -----------        ------------     ------------
Net income                                                          $     0.11      $    (0.03)        $      0.13      $      0.19
------------------------------------------------------------------------------------------------------------------------------------





                                                        KANSAS CITY SOUTHERN
                                                     CONSOLIDATED BALANCE SHEETS
                                                        (Dollars in millions)
                                                            (Preliminary)


                                                                                 June 30, 2004            December 31, 2003
                                                                                 -------------            -----------------
                                                                                  (Unaudited)
Assets
  Cash                                                                             $          156.5            $         135.4
  Accounts receivable, net                                                                    116.9                      114.6
  Inventories                                                                                  44.7                       36.8
  Other current assets                                                                         25.9                       21.3
                                                                            ------------------------   ------------------------
     Total current assets                                                                     344.0                      308.1

  Investments                                                                                 446.8                      442.7
  Properties, net of depreciation                                                           1,401.6                    1,362.5
  Other assets                                                                                 42.0                       39.6
                                                                            ------------------------   ------------------------

      Total assets                                                                 $        2,234.4            $       2,152.9
                                                                            ========================   ========================

Liabilities and Stockholders' Equity
  Current portion of long-term debt                                                $            8.8            $           9.9
  Accounts and wages payable                                                                   50.7                       45.5
  Accrued liabilities                                                                         124.1                      119.4
                                                                            ------------------------   ------------------------
     Total current liabilities                                                                183.6                      174.8

  Long-term debt                                                                              563.9                      513.5
  Deferred income taxes                                                                       397.2                      391.5
  Other liabilities                                                                           111.6                      109.4
  Stockholders' equity                                                                        978.1                      963.7
                                                                            ------------------------   ------------------------

     Total liabilities and stockholders' equity                                    $        2,234.4            $       2,152.9
                                                                            ========================   ========================




                                                         KANSAS CITY SOUTHERN
                                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                         (Dollars in millions)
                                                              (Unaudited)
                                                             (Preliminary)

                                                                                                 Six Months
                                                                                               Ended June 30,
                                                                                   --------------------------------------

                                                                                         2004                    2003
                                                                                  -----------------       ----------------
CASH FLOWS PROVIDED BY (USED FOR):

OPERATING ACTIVITIES:
   Net income                                                                        $       12.6         $       13.1
   Adjustments to reconcile net income to net cash
    Provided by operating activities
     Depreciation and amortization                                                           25.9                 31.9
     Deferred income taxes                                                                    3.3                  7.1
     Equity in undistributed earnings of unconsolidated affiliates                           (4.6)                (4.5)
     Distributions from unconsolidated affiliates                                             8.8                   -
     Gain on sale of property                                                                (0.7)                (1.8)
     Cumulative effect of accounting change                                                    -                  (8.9)
     Tax benefit realized upon exercise of stock options                                      0.9                  0.9
   Changes in working capital items
     Accounts receivable                                                                     (2.3)                 1.8
     Inventories                                                                             (7.9)                (1.4)
     Other current assets                                                                    (1.2)                 4.0
     Accounts and wages payable                                                               3.7                (10.3)
     Accrued liabilities                                                                     10.7                 15.9
   Other, net                                                                                 4.4                 (5.2)
                                                                                ------------------   ------------------
     Net cash provided by operating activities                                               53.6                 42.6
                                                                                ------------------   ------------------


INVESTING ACTIVITIES:
   Property acquisitions                                                                    (69.6)               (32.6)
   Proceeds from disposal of property                                                         1.9                  7.7
   Investment in and loans to affiliates                                                     (4.8)               (32.8)
   Other, net                                                                                (5.0)                (4.7)
                                                                                ------------------   ------------------
     Net cash used for investing activities                                                 (77.5)               (62.4)
                                                                                ------------------   ------------------


FINANCING ACTIVITIES:
   Proceeds from issuance of long-term debt                                                 150.0                   -
   Repayment of long-term debt                                                             (100.6)                (2.5)
   Issuance of preferred stock, net                                                            -                 193.2
   Debt issuance costs                                                                       (2.9)                  -
   Proceeds from stock plans                                                                  2.9                  2.1
   Cash dividends paid                                                                       (4.4)                (0.1)
                                                                                ------------------   ------------------
     Net cash provided by financing activities                                               45.0                192.7
                                                                                ------------------   ------------------


CASH AND CASH EQUIVALENTS:
   Net increase in cash and cash equivalents                                                 21.1                172.9
   At beginning of year                                                                     135.4                 19.0
                                                                                ------------------   ------------------
   At end of period                                                                  $      156.5         $      191.9
                                                                                ==================   ==================




Kansas City Southern Railway
Operating Statements
Dollars in Millions



                                           Second Quarter         Second Quarter               Year to Date          Year to Date
                                                2004                   2003                        2004                  2003
                                         --------------------   --------------------        -------------------   ------------------
Revenues
  Chemical and Petroleum                 $              33.8    $              30.6         $             65.7    $             61.8
  Paper and Forest                                      38.3                   38.4                       75.0                  72.3
  Agricultural and Mineral                              30.0                   27.2                       60.7                  52.4
  Intermodal and Automotive Revenue                     16.5                   14.9                       31.2                  28.4
  Unit Coal Revenue                                     22.9                   21.6                       44.5                  45.5
  Haulage Revenue                                        2.7                    2.7                        5.3                   5.2
  Other Revenue                                          8.7                    9.2                       17.5                  17.8
                                         --------------------   --------------------        -------------------   ------------------
      Total Revenues                                   152.9                  144.6                      299.9                 283.4
                                         --------------------   --------------------        -------------------   ------------------

Operating Expenses
  Compensation and Benefits                             50.9                   46.5                      100.6                  96.0
  Purchased Services                                    14.4                   13.0                       28.3                  27.3
  Fuel                                                  14.4                   11.4                       29.4                  24.3
  Equipment Costs                                       11.6                   15.4                       24.6                  29.4
  Casualties & Insurance                                 9.8                    7.2                       14.3                  14.5
  Material and Supplies                                  6.4                    7.2                       11.9                  14.6
  Other                                                  2.8                    3.2                        5.6                   5.4
                                         --------------------   --------------------        -------------------   ------------------
      Net Operating Expenses                           110.3                  103.9                      214.7                 211.5
                                         --------------------   --------------------        -------------------   ------------------

Fixed Expenses
  Other Lease                                            2.9                    2.3                        5.7                   4.8
  Depreciation                                          12.9                   15.9                       25.5                  31.6
  Taxes (Other Than Income)                              3.7                    3.6                        7.4                   7.2
                                         --------------------   --------------------        -------------------   ------------------
      Total Fixed Expenses                              19.5                   21.8                       38.6                  43.6
                                         --------------------   --------------------        -------------------   ------------------
    Total Expenses                                     129.8                  125.7                      253.3                 255.1
                                         --------------------   --------------------        -------------------   ------------------

Operating Income                         $              23.1    $              18.9         $             46.6    $             28.3
                                         ====================   ====================        ===================   ==================

Operating Ratio                                        84.9%                  86.9%                      84.4%                 90.0%

Note:
Certain prior year amounts have been reclassified to conform to the current year presentation.




Kansas City Southern Railway
Carloadings By Commodiaty - Second Quarter 2004
Dollars in Thousands


           Carloadings                                                             Revenue

      Second Quarter           %                                           Second Quarter           %
--------------------------                                           --------------------------
   2004          2003        Change                                     2004          2003        Change
------------  ------------  ---------                                ------------  ------------  ---------
                                         Coal
     47,128        44,886       5.0%       Unit Coal                 $    22,902   $    21,610      6.0%
        556           870    (36.1)%       Other Coal                        344           471   (27.0)%
------------  ------------                                           ------------  ------------
     47,684        45,756       4.2%                 Total                23,246        22,081      5.3%
------------  ------------                                           ------------  ------------

                                        Chemical & Petroleum Products
      1,520         1,419       7.1%       Agri Chemicals                  1,005           930      8.1%
      4,339         3,815      13.7%       Gases                           4,339         3,796     14.3%
      6,969         5,451      27.8%       Organic                         6,209         5,934      4.6%
      5,526         5,552     (0.5)%       Inorganic                       6,030         5,837      3.3%
     14,561        13,299       9.5%       Petroleum                      10,808         9,164     18.0%
      4,679         4,757     (1.6)%       Plastics                        5,404         4,980      8.5%
------------  ------------                                           ------------  ------------
     37,594        34,293       9.6%                 Total                33,795        30,641     10.3%
------------  ------------                                           ------------  ------------

                                        Agriculture and Minerals
     12,241        11,937       2.5%       Domestic Grain                 10,623        10,205      4.1%
      5,701         2,949      93.3%       Export Grain                    4,866         2,220    119.1%
      7,588         8,961    (15.3)%       Food Products                   6,882         7,269    (5.3)%
      6,718         7,012     (4.2)%       Ores and Minerals               4,091         4,060      0.7%
      4,334         4,405     (1.6)%       Stone, Clay & Glass             3,555         3,487      2.0%
------------  ------------                                           ------------  ------------
     36,582        35,264       3.7%                 Total                30,017        27,241     10.2%
------------  ------------                                           ------------  ------------

                                        Paper & Forest Products
     23,915        23,715       0.8%       Pulp/Paper                     19,400        19,105      1.5%
      1,931         1,693      14.1%       Scrap Paper                     1,355         1,074     26.2%
      6,239         8,089    (22.9)%       Pulpwood/Logs/Chips             2,993         3,645   (17.9)%
      8,459         7,920       6.8%       Lumber/Plywood                  8,700         7,764     12.1%
      4,377         4,390     (0.3)%       Metal/Scrap                     3,830         4.034    (5.1)%
      1,547         1,645     (6.0)%       Military/Other carloads         1,978         2,781   (28.9)%
------------  ------------                                           ------------  ------------
     46,468        47,452     (2.1)%                 Total                38,256        38,403    (0.4)%
------------  ------------                                           ------------  ------------

                                        Intermodal & Automotive
      1,429         1,750    (18.3)%       Automotive                      1,159         1,457   (20.5)%
     85,639        76,119      12.5%       Intermodal                     15,369        13,458     14.2%
------------  ------------                                           ------------  ------------
     87,068        77,869      11.8%                 Total                16,528        14,915     10.8%
------------  ------------                                           ------------  ------------

    255,396       240,634       6.1%    TOTAL FOR BUSINESS UNITS         141,842       133,281      6.4%

      4,677         7,252    (35.5)%    Haulage                            2,653         2,711    (2.1)%

       (475)         (918)     48.3%    Adjustments                            -             -      0.0%

                                        Other KCSR Revenue                 8,378         8,632
------------  ------------                                           ------------  ------------

    259,598       246,968       5.1%               TOTAL             $   152,873   $   144,624      5.7%
============  ============                                           ============  ============

Note:
Certain prior year amounts have been reclassified to conform to the current year presentation.


Kansas City Southern Railway
Carloadings By Commodiaty - Year to Date June 30, 2004
Dollars in Thousands

           Carloadings                                                             Revenue

       Year to Date            %                                            Year to Date            %
--------------------------                                           --------------------------
   2004          2003       Change                                      2004          2003        Change
------------  ------------  --------                                 ------------  ------------  ---------

                                         Coal
     94,985        91,366      4.0%        Unit Coal                   $  44,459     $  45,501     (2.3)%
      1,238         1,528   (19.0)%        Other Coal                        708           813    (12.9)%
------------  ------------                                           ------------  ------------
     96,223        92,894      3.6%                  Total                45,167        46,314     (2.5)%
------------  ------------                                           ------------  ------------

                                        Chemical & Petroleum Products
      2,975         2,833      5.0%        Agri Chemicals                  1,916         1,883       1.8%
      8,350         7,479     11.6%        Gases                           8,361         7,359      13.6%
     14,011        10,758     30.2%        Organic                        12,606        11,364      10.9%
     10,584        11,186    (5.4)%        Inorganic                      11,374        11,660     (2.5)%
     28,164        27,739      1.5%        Petroleum                      20,758        18,629      11.4%
      9,190        10,309   (10.9)%        Plastics                       10,731        10,899     (1.5)%
------------  ------------                                           ------------  ------------
     73,274        70,304      4.2%                  Total                65,746        61,794       6.4%
------------  ------------                                           ------------  ------------

                                        Agriculture and Minerals
     24,716        23,228      6.4%        Domestic Grain                 20,958        18,878      11.0%
     13,191         8,227     60.3%        Export Grain                   11,981         6,610      81.3%
     14,687        16,576   (11.4)%        Food Products                  12,934        13,381     (3.3)%
     13,627        12,690      7.4%        Ores and Minerals               8,085         7,232      11.8%
      8,363         7,988      4.7%        Stone, Clay & Glass             6,786         6,256       8.5%
------------  ------------                                           ------------  ------------
     74,584        68,709      8.6%                  Total                60,744        52,357      16.0%
------------  ------------                                           ------------  ------------

                                        Paper & Forest Products
     47,199        46,400      1.7%        Pulp/Paper                     38,191        36,311       5.2%
      3,757         3,387     10.9%        Scrap Paper                     2,497         2,099      19.0%
     12,781        15,248   (16.2)%        Pulpwood/Logchips               5,915         6,999    (15.5)%
     16,564        14,911     11.1%        Lumber/Plywood                 16,639        14,483      14.9%
      8,742         9,038    (3.3)%        Metal/Scrap                     7,418         7,603     (2.4)%
      3,676         3,266     12.6%        Military/Other Carloads         4,312         4,791    (10.0)%
------------  ------------                                           ------------  ------------
     92,719        92,250      0.5%                  Total                74,972        72,286       3.7%
------------  ------------                                           ------------  ------------

                                        Intermodal & Automotive
      2,508         3,145   (20.3)%        Automotive                      2,030         2,613    (22.3)%
    165,200       146,508     12.8%        Intermodal                     29,125        25,815      12.8%
------------  ------------                                           ------------  ------------
    167,708       149,653     12.1%                  Total                31,155        28,428       9.6%
------------  ------------                                           ------------  ------------

    504,508       473,810      6.5%     TOTAL FOR BUSINESS UNITS         277,784       261,179       6.4%

      9,298        14,952   (37.8)%     Haulage                            5,298         5,198       1.9%

     (1,334)       (1,735)    23.1%     Adjustments                            -        (1,025)    100.0%

                                        Other KCSR Revenue                16,769        18,036
------------  ------------                                           ------------  ------------

    512,472       487,027      5.2%                TOTAL               $ 299,851     $ 283,388       5.8%
============  ============                                           ============  ============

Note:
Certain prior year amounts have been reclassified to conform to the current year presentation.
